As filed with the Securities and Exchange Commission on  July 12, 2011
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RENESOLA LTD
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

No. 8 Baoqun Road, Yao Zhuang
Jiashan, Zhejiang 314117
People’s Republic of China
 (Address of Principal Executive Offices)

RENESOLA LTD
AMENDED AND RESTATED
2007 SHARE INCENTIVE PLAN
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 664-1666
 (Telephone number, including area code, of agent for service)

Copies to:

Henry Wang Chief Financial Officer ReneSola Ltd No. 8 Baoqun Road, Yao Zhuang Jiashan, Zhejiang 314117, People’s Republic of China (86-573) 8477-3321	David T. Zhang Latham & Watkins 18th Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2912-2503

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares, no par value (3)(4)	5,000,000	$4.77	$23,850,000	$2,769
(1)
This Registration Statement registers 5,000,000 shares, no par value, issuable pursuant to the Amended and Restated 2007 Share Incentive Plan (the “Plan”) of ReneSola Ltd, as further amended by our shareholders at the annual general meeting of shareholders held on August 20, 2010. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)
The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs, as reported on the New York Stock Exchange on July 8, 2011.

(3)
These shares may be represented by the Registrant’s ADSs, each of which represents two shares. The Registrant’s ADSs issuable upon deposit of the shares registered hereby have been registered under a separate registration statement on Form F-6 (333-162257).

(4)
Any shares covered by an award granted under the Plan (or portion of an award) which is forfeited, canceled or expired (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested shares are forfeited or repurchased by the Company at their original issue price, such shares shall become available for future grant under the Plan.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, ReneSola Ltd (the “Registrant”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 5,000,000 shares under its Amended and Restated 2007 Share Incentive Plan (the “Plan”), as further amended by our shareholders at the annual general meeting of shareholders held on August 20, 2010 to increase the maximum number of the Registrant’s shares that may be issued pursuant to options or other awards granted under the Plan to a total of 12,500,000 shares. Pursuant to Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 with File No. 333-153647, as amended (the “Prior Registration Statement”), is hereby incorporated by reference, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed or furnished by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F (File No. 001-33911) for the fiscal year ended December 31, 2010 filed with the Commission on March 8, 2011;

(b)	The Registrant’s reports of foreign private issuer on Form 6-K furnished on March 9, 2011, March 11, 2011, March 16, 2011, April 8, 2011, May 27, 2011, July 11, 2011 and July 12, 2011; and

(c)
The description of the Registrant’s shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-33911) filed with the Commission on January 11, 2008, including any amendment and report subsequently filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.   Exhibits

See the Exhibits Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jiashan, Zhejiang, People’s Republic of China, on July 12, 2011.

RENESOLA LTD

By:	/s/ Xianshou Li
Name:	Xianshou Li
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Xianshou Li, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on July 12, 2011.

Signature	Title

/s/ Martin Bloom
Name: Martin Bloom	Chairman

/s/ Xianshou Li
Name: Xianshou Li	Director and Chief Executive Officer
(principal executive officer)

/s/ Henry Wang	Chief Financial Officer
Name: Henry Wang	(principal financial and accounting officer)

/s/ Yuncai Wu
Name: Yuncai Wu	Director

/s/ Jing Wang
Name: Jing Wang	Director

/s/ Tan Wee Seng
Name: Tan Wee Seng	Director

Signature	Title

/s/ Donald J. Puglisi
Name: Donald J. Puglisi	Authorized U.S. Representative
Title: Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F (File No. 001-33911) filed with the Securities and Exchange Commission on March 8, 2011)

4.2
Form of Deposit Agreement dated as of January 28, 2008 among the Registrant, The Bank of New York Mellon (formerly known as “The Bank of New York”) as Depositary, and all owners and holders from time to time of American depositary receipts issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-162257) filed with the Securities and Exchange Commission on October 1, 2009)

5.1*	Opinion of Harney Westwood & Riegels LLP

10.1
Amended and Restated 2007 Share Incentive Plan, as further amended (incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 20-F (File No. 001-33911) filed with the Securities and Exchange Commission on March 8, 2011)

23.1*	Consent of Deloitte Touche Tohmatsu CPA Ltd., independent registered public accounting firm

23.2*	Consent of Harney Westwood & Riegels LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature page of this registration statement)

* Filed herewith.